Exhibit 99.1

SPX Reports First Quarter 2022 Results

Q1 GAAP EPS of $0.28; Adjusted EPS* of $0.40 Strong Demand Continues; Managing Macro Risks
Updating 2022 Full-Year Adjusted EPS* Guidance for ITL Acquisition

CHARLOTTE, N.C., May 4, 2022 (GLOBE NEWSWIRE) -- SPX Corporation (NYSE:SPXC) today reported results for the first quarter ended April 2, 2022.

Gene Lowe, President and CEO, remarked, “Our first quarter performance was stronger than anticipated, including the benefit of some order deliveries in our Detection & Measurement segment that we previously expected mid-year. Demand in our end markets remains high, as reflected in our order trends. While supply chain and labor availability continue to constrain production, we have seen some improvement in these areas and anticipate strong results for the remainder of the year.”

Mr. Lowe continued, “This quarter we were very pleased to welcome International Tower Lighting (ITL) into the SPX family. ITL further strengthens our positioning in AtoN (Aids to Navigation) terrestrial lighting applications and services, allowing us to provide a broader set of high-quality AtoN solutions. We are updating our full-year guidance to reflect the acquisition and now anticipate year-on-year adjusted EPS growth of approximately 16% at the midpoint of our updated range.”

Mr. Lowe further commented, “Our balance sheet remains strong and we continue to anticipate solid full-year cash generation. We remain focused on additional capital deployment for growth investments, including in our active pipeline of acquisition targets. As part of our capital allocation strategy, we have a share repurchase authorization of up to $100 million, and a program in place under which we may opportunistically repurchase shares.”

First Quarter 2022 Overview:

For the first quarter of 2022, the company reported revenue of $307.1 million and operating income of $11.4 million, compared with revenue of $287.2 million and operating income of $25.0 million in the first quarter of 2021. Diluted income per share from continuing operations in the first quarter of 2022 was $0.28, compared with $0.50 in the first quarter of 2021.

Adjusted operating income* was $25.1 million, compared with $30.6 million in the first quarter of 2021. Adjusted earnings per share* in the first quarter of 2022 was $0.40, compared with $0.49 in the first quarter of 2021.

First Quarter Financial Comparisons:

($ millions)	Q1 2022	Q1 2021
Revenue	$307.1	$287.2
Segment Income	30.2	42.3
Operating Income	11.4	25.0

Adjusted Segment Income*	39.6	47.0
Adjusted Operating Income*	25.1	30.6

* Non-GAAP financial measure. See attached schedules for reconciliation to most comparable GAAP financial measure.

HVAC Segment

Revenue for the first quarter of 2022 was $193.1 million, compared with $175.6 million in the first quarter of 2021, an increase of 10.0%, including a 0.4% increase in organic revenue, and a 9.6% increase from the acquisition of Cincinnati Fan. The organic increase was the result of stronger heating product pricing and volumes.

Segment income in the first quarter of 2022 was $15.2 million, compared to $22.3 million in the first quarter of 2021. Adjusted segment income*, which excludes intangible amortization expense of $5.4 million, was $20.6 million, or 10.7% of revenue. This compares with adjusted segment income* of $23.0 million, or 13.1% of revenue in the first quarter of 2021, which excludes intangible amortization expense of $0.7 million. The decrease in adjusted segment income* and 240 basis points decrease in adjusted segment income margin* were due primarily to the impact of supply chain and labor constraints, as well as input cost inflation.

Detection & Measurement Segment

Revenue for the first quarter of 2022 was $114.0 million, compared with $111.6 million in the first quarter of 2021, an increase of 2.2%, including a 7.0% decrease in organic revenue, a 10.3% increase from the acquisitions of Sealite and ECS, and a 1.1% unfavorable impact related to currency fluctuation. The organic decrease was primarily due to lower revenue from communication technologies product sales and gas pipeline remediation services.

Segment income for the first quarter of 2022 was $15.0 million, compared to $20.0 million in the first quarter of 2021. Adjusted segment income*, which excludes intangible amortization expense and acquisition related costs of $4.0 million, was $19.0 million, or 16.7% of revenue. This compares with adjusted segment income* of $24.0 million, or 21.5% of revenue in the first quarter of 2021, which excludes intangible amortization expense and acquisition related costs of $4.0 million. The decrease in adjusted segment income* and 480 basis points decrease in adjusted segment income margin* were due primarily to the decrease in organic revenue noted above.

Financial Update: As of April 2, 2022, SPX had total outstanding debt of $242.7 million and total cash of $269.5 million. During the first quarter of 2022, SPX’s net operating cash used in continuing operations totaled $48.6 million. Capital expenditures for continuing operations for the first quarter of 2022 were $2.1 million.

2022 Guidance Update:

SPX is updating full-year 2022 guidance for the acquisition of ITL, and is now targeting consolidated revenue of approximately $1.36-$1.43 billion ($1.34-$1.41 billion prior), an adjusted operating income margin* of approximately 11%-12%, and adjusted earnings per share* in a range of $2.55-$2.85 ($2.50-2.80 prior).

    Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$855-$890 million	14.0%-14.5%
Detection & Measurement	$500-$535 million ($485-$520 million prior)	19.0%-21.0%
Total SPX	$1.36-$1.43 billion ($1.34-$1.41 billion prior)	16.0%-17.0%

Non-GAAP Presentation: To provide additional clarity to its operating results, the company discusses results that include “adjusted” non-GAAP financial measures. Reconciliations of adjusted results to the most comparable GAAP measures are available in the exhibits of this press release.

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended April 2, 2022 with the Securities and Exchange Commission on or before May 12, 2022. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call
Dial in: 877-341-7727
From outside the United States: +1 262-558-6098
Participant code: 8158703

A replay of the call will be available by telephone through Wednesday, May 11, 2022.

To listen to a replay of the call
Dial in: 855-859-2056
From outside the United States: +1 404-537-3406
Participant code: 8158703

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the first quarter of 2022 and the company will also be participating virtually in the Loop Capital Investor Conference on June 2nd.

About SPX Corporation: SPX Corporation is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX Corporation has more than 3,100 employees in 15 countries. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

*Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure.

Note: Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the first quarter, the impact of foreign exchange rate changes subsequent to the end of the first quarter, impacts from further spread of COVID-19, and asbestos liability, environmental and litigation charges.

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: the impact of the COVID-19 pandemic and governmental and other actions taken in response, including labor constraints and supply-chain disruptions; the uncertainty of claims resolution with respect to the large power projects in South Africa, as well as claims with respect to asbestos, environmental and other contingent liabilities; cyclical changes and specific industry events in the company’s markets; economic impacts from continued or escalating geopolitical tensions; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; domestic economic, political, legal, accounting and business developments adversely affecting the company’s business, including regulatory changes; changes in worldwide economic conditions; uncertainties with respect to the company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of any announced acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Corporation.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com

Source: SPX Corporation

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	April 2, 2022	April 3, 2021

Revenues	$307.1	$287.2
Costs and expenses:
Cost of products sold	203.1	182.8
Selling, general and administrative	84.2	75.2
Intangible amortization	9.3	4.0
Special charges, net	—	0.2
Other operating income	(0.9)	—
Operating income	11.4	25.0

Other income, net	6.5	7.4
Interest expense	(2.4)	(4.2)
Interest income	0.1	0.1
Income from continuing operations before income taxes	15.6	28.3
Income tax provision	(2.6)	(5.3)
Income from continuing operations	13.0	23.0

Income from discontinued operations, net of tax	—	4.6
Loss on disposition of discontinued operations, net of tax	(1.6)	(0.8)
Income (loss) from discontinued operations, net of tax	(1.6)	3.8

Net income	$11.4	$26.8

Basic income per share of common stock:
Income from continuing operations	$0.29	$0.51
Income (loss) from discontinued operations	(0.04)	0.08
Net income per share	$0.25	$0.59

Weighted-average number of common shares outstanding — basic	45.554	45.132

Diluted income per share of common stock:
Income from continuing operations	$0.28	$0.50
Income (loss) from discontinued operations	(0.03)	0.08
Net income per share	$0.25	$0.58

Weighted-average number of common shares outstanding — diluted	46.445	46.319

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	April 2, 2022	December 31, 2021
ASSETS
Current assets:
Cash and equivalents	$262.8	$388.2
Accounts receivable, net	223.1	223.4
Contract assets	30.3	28.9
Inventories, net	220.7	189.8
Other current assets	78.6	73.1
Total current assets	815.5	903.4
Property, plant and equipment:
Land	13.9	13.9
Buildings and leasehold improvements	62.8	62.9
Machinery and equipment	233.1	231.4
	309.8	308.2
Accumulated depreciation	(199.1)	(194.9)
Property, plant and equipment, net	110.7	113.3
Goodwill	490.6	457.3
Intangibles, net	405.9	415.5
Other assets	676.6	675.9
Deferred income taxes	12.5	11.0
Assets of DBT and Heat Transfer (includes cash and cash equivalents of $6.7 and $7.8 at April 2, 2022 and December 31, 2021, respectively)	55.4	52.2
TOTAL ASSETS	$2,567.2	$2,628.6

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$111.0	$119.6
Contract liabilities	43.7	44.7
Accrued expenses	177.4	217.9
Income taxes payable	46.8	42.1
Short-term debt	2.0	2.2
Current maturities of long-term debt	13.0	13.0
Total current liabilities	393.9	439.5

Long-term debt	227.7	230.8
Deferred and other income taxes	30.6	31.3
Other long-term liabilities	761.2	788.5
Liabilities of DBT and Heat Transfer	38.0	35.6
Total long-term liabilities	1,057.5	1,086.2

Stockholders' Equity:
Common stock	0.5	0.5
Paid-in capital	1,321.2	1,334.2
Retained deficit	(40.4)	(51.8)
Accumulated other comprehensive income	266.9	263.9
Common stock in treasury	(432.4)	(443.9)
Total stockholders' equity	1,115.8	1,102.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,567.2	$2,628.6

SPX CORPORATION AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	April 2, 2022	April 3, 2021	Δ	%/bps
HVAC reportable segment

Revenues	$193.1	$175.6	$17.5	10.0%
Gross profit	54.9	53.7	1.2
Selling, general and administrative expense	34.3	30.7	3.6
Intangible amortization expense	5.4	0.7	4.7
Income	$15.2	$22.3	$(7.1)	(31.8)%
as a percent of revenues	7.9%	12.7%		-480 bps

Detection & Measurement reportable segment

Revenues	$114.0	$111.6	$2.4	2.2%
Gross profit	49.1	50.7	(1.6)
Selling, general and administrative expense	30.2	27.4	2.8
Intangible amortization expense	3.9	3.3	0.6
Income	$15.0	$20.0	$(5.0)	(25.0)%
as a percent of revenues	13.2%	17.9%		-470 bps

Consolidated Revenues	$307.1	$287.2	$19.9	6.9%
Consolidated Segment Income	30.2	42.3	(12.1)	(28.6)%
as a percent of revenues	9.8%	14.7%		-490 bps

Total segment income	$30.2	$42.3	$(12.1)
Corporate expense	16.6	14.4	2.2
Long-term incentive compensation expense	3.1	2.7	0.4
Special charges, net	—	0.2	(0.2)
Other operating income	(0.9)	—	(0.9)
Consolidated operating income	$11.4	$25.0	$(13.6)	(54.4)%
as a percent of revenues	3.7%	8.7%		-500 bps

SPX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	April 2, 2022	April 3, 2021
Cash flows from (used in) operating activities:
Net income	$11.4	$26.8
Less: Income (loss) from discontinued operations, net of tax	(1.6)	3.8
Income from continuing operations	13.0	23.0
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	—	0.2
Gain on change in fair value of equity security	(4.4)	(5.2)
Deferred and other income taxes	4.3	8.3
Depreciation and amortization	14.0	8.7
Pension and other employee benefits	1.6	0.7
Long-term incentive compensation	3.1	2.7
Other, net	0.6	1.8
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable and other assets	10.4	27.5
Inventories	(25.6)	(6.9)
Accounts payable, accrued expenses and other	(65.5)	(37.3)
Cash spending on restructuring actions	(0.1)	(0.4)
Net cash from (used in) continuing operations	(48.6)	23.1
Net cash from (used in) discontinued operations	(8.6)	37.1
Net cash from (used in) operating activities	(57.2)	60.2

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	—	3.5
Business acquisition, net of cash acquired	(41.8)	—
Capital expenditures	(2.1)	(2.2)
Net cash from (used in) continuing operations	(43.9)	1.3
Net cash used in discontinued operations	(13.9)	(0.4)
Net cash from (used in) investing activities	(57.8)	0.9

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	—	54.0
Repayments under senior credit facilities	(3.1)	(81.6)
Borrowings under trade receivables arrangement	—	54.0
Repayments under trade receivables arrangement	—	(48.0)
Net borrowings (repayments) under other financing arrangements	(0.2)	0.2
Payment of contingent consideration	(1.3)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(6.4)	(3.8)
Net cash used in continuing operations	(11.0)	(25.2)
Net cash used in discontinued operations	(0.4)	(0.4)
Net cash used in financing activities	(11.4)	(25.6)
Change in cash and equivalents due to changes in foreign currency exchange rates	(0.1)	3.1
Net change in cash and equivalents	(126.5)	38.6
Consolidated cash and equivalents, beginning of period	396.0	68.3
Consolidated cash and equivalents, end of period	$269.5	$106.9

SPX CORPORATION AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	April 2, 2022
Beginning cash and equivalents	$396.0
Cash used in continuing operations	(48.6)
Capital expenditures	(2.1)
Business acquisition, net of cash acquired	(41.8)
Payment of contingent consideration	(1.3)
Repayments under senior credit facilities	(3.1)
Net repayments under other financing arrangements	(0.2)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(6.4)
Cash used in discontinued operations	(22.9)
Change in cash due to changes in foreign currency exchange rates	(0.1)
Ending cash and equivalents	$269.5

	Debt at				Debt at
	December 31, 2021	Borrowings	Repayments	Other	April 2, 2022
Revolving loans	$—	$—	$—	$—	$—
Term loan	243.7	—	(3.1)	—	240.6
Trade receivables financing arrangement	—	—	—	—	—
Other indebtedness	3.3	—	(0.2)	—	3.1
Less: Deferred financing costs associated with the term loan	(1.0)	—	—	—	(1.0)
Totals	$246.0	$—	$(3.3)	$—	$242.7

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended April 2, 2022
	HVAC	Detection & Measurement
Net Revenue Growth	10.0%	2.2%

Exclude: Foreign Currency	—%	(1.1)%

Exclude: Acquisitions	9.6%	10.3%

Organic Revenue Growth (Decline)	0.4%	(7.0)%

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - REVENUE AND SEGMENT INCOME
(Unaudited; in millions)

CONSOLIDATED SPX:	Three months ended
	April 2, 2022	April 3, 2021
Total segment income	$30.2	$42.3

Exclude: Acquisition related costs (1)	(0.1)	(0.7)

Exclude: Amortization expense (2)	(9.3)	(4.0)

Adjusted segment income	$39.6	$47.0
as a percent of revenues (3)	12.9%	16.4%

HVAC REPORTABLE SEGMENT:
	Three months ended
	April 2, 2022	April 3, 2021
HVAC segment income	$15.2	$22.3

Exclude: Acquisition related costs (1)	—	—

Exclude: Amortization expense (2)	(5.4)	(0.7)

HVAC adjusted segment income	$20.6	$23.0
as a percent of HVAC segment revenues (3)	10.7%	13.1%

DETECTION & MEASUREMENT REPORTABLE SEGMENT:
	Three months ended
	April 2, 2022	April 3, 2021
Detection & Measurement segment income	$15.0	$20.0

Exclude: Acquisition related costs (1)	(0.1)	(0.7)

Exclude: Amortization expense (2)	(3.9)	(3.3)

Detection & Measurement adjusted segment income	$19.0	$24.0
as a percent of Detection & Measurement segment revenues (3)	16.7%	21.5%

(1) Includes cost incurred in connection with acquisitions during the periods herein, including additional "Cost of products sold" related to the step-up of inventory (to fair value) acquired in connection with these acquisitions of $0.7 during the three months ended April 3, 2021.

(2) Represents amortization expense associated with acquired intangible assets.

(3) See "Results of Reportable Segments" for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	April 2, 2022	April 3, 2021
Operating income	$11.4	$25.0

Include - TSA Income (1)	0.9	—

Exclude:
Acquisition related and other costs (2)	(4.4)	(1.6)

Other operating income (3)	0.9	—

Amortization expense (4)	(9.3)	(4.0)

Adjusted operating income	$25.1	$30.6
as a percent of revenues (5)	8.2%	10.7%

(1) Represents transition services income related to the Transformer Solutions disposition. Amount recorded in non-operating income for U.S. GAAP purposes.

(2) For the three months ended April 2, 2022, represents (i) cost incurred in connection with acquisitions and transformation initiatives ($4.2) and (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2. For the three months ended April 3, 2021, represents (i) cost incurred in connection with acquisitions, including inventory step-up charges of $0.7, and (ii) costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes of $0.2.

(3) Represents a gain of $0.9 during the three months ended April 2, 2022 related to a revision of the liability associated with contingent consideration on a recent acquisition.

(4) Represents amortization expense associated with acquired intangible assets.

(5) See “Results of Reportable Segments” for applicable percentages based on GAAP results.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended April 2, 2022
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$30.2	$9.4	$39.6
Corporate expense (2)	(16.6)	5.2	(11.4)
Long-term incentive compensation expense	(3.1)	—	(3.1)
Special charges, net	—	—	—
Other operating income (3)	0.9	(0.9)	—
Operating income	11.4	13.7	25.1

Other income, net (4)	6.5	(4.9)	1.6
Interest expense, net	(2.3)	—	(2.3)
Income from continuing operations before income taxes	15.6	8.8	24.4
Income tax provision (5)	(2.6)	(3.0)	(5.6)
Income from continuing operations	13.0	5.8	18.8

Diluted shares outstanding	46.445		46.445

Earnings per share from continuing operations	$0.28		$0.40

(1) Adjustment represents the removal of (i) amortization expense associated with acquired intangible assets ($9.3), and (ii) integration costs ($0.1).

(2) Adjustment represents the removal of acquisition and transformation related expenses ($4.1), costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2), as well as a reclassification of transition services income ($0.9) from "Other income, net."

(3) Adjustment represents the removal of a gain related to a revision of the liability associated with contingent consideration on a recent acquisition.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($4.4), (ii) non-service pension and postretirement charges ($0.4), as well as the reclassification of income related to a transition services agreement ($0.9) to "Corporate expense."

(5) Adjustment represents the tax impact of items (1) through (4) above and the removal of non-recurring tax benefits associated with transformation initiatives.

SPX CORPORATION AND SUBSIDIARIES
NON-GAAP RECONCILIATION - EARNINGS PER SHARE
Three Months Ended April 3, 2021
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income (1)	$42.3	$4.7	$47.0
Corporate expense (2)	(14.4)	0.9	(13.5)
Long-term incentive compensation expense	(2.7)	—	(2.7)
Special charges, net	(0.2)	—	(0.2)
Operating income	25.0	5.6	30.6

Other income, net (3)	7.4	(5.6)	1.8
Interest expense, net	(4.1)	—	(4.1)
Income from continuing operations before income taxes	28.3	—	28.3
Income tax provision	(5.3)	(0.1)	(5.4)
Income from continuing operations	23.0	(0.1)	22.9

Diluted shares outstanding	46.319		46.319

Earnings per share from continuing operations	$0.50		$0.49

(1) Adjustment represents the removal of (i) amortization expense associated with acquired intangible assets ($4.0) and (ii) inventory step-up charges related to the Sensors & Software acquisition of ($0.7).

(2) Adjustment represents the removal of acquisition related expenses incurred during the period and costs associated with our South Africa business that could not be allocated to discontinued operations for U.S. GAAP purposes ($0.2).

(3) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($5.2) and (ii) non-service pension and postretirement income ($0.4).